deltathree Reports Record Full Year 2006 Financial Results

2006 Revenues Increased 28% Year-Over-Year to a Record $38.0 Million

2006 GAAP Net Income Totaled a Record $0.5 Million

New York, NY - March 1, 2007 - deltathree, Inc. (NASDAQ: DDDC), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users worldwide, today announced financial results for the fourth quarter and full year 2006 ended December 31, 2006.

Full Year 2006 Highlights

•	Revenues rose to a record $38.0 million, an increase of $8.3 million or 28% year-over-year.
•	GAAP net income totaled a record $507,000 or $0.02 per share.
•	Adjusted EBITDA positive results increased to a record $2.0 million or $0.07 per share.
•	Gross margin totaled 36% for the year and 35% for the fourth quarter.
•	Cash flow from operating activities was a record $2.0 million.
•	Cash, cash equivalents and marketable securities increased $1.2 million to $16.9 million.

For the full year 2006 period, deltathree reported record total revenues of $38.0 million compared to $29.7 million in the full year 2005 period, an increase of approximately $8.3 million or 28% year-over-year. Revenues for the fourth quarter of 2006 totaled $8.7 million, a decrease of $377,000, or 4%, from the $9.1 million reported for the fourth quarter of 2005. In the sequential comparison, fourth quarter 2006 revenues increased $164,000 or 2%, compared to revenues of $8.5 million reported for the third quarter ended September 30, 2006.

For the full year 2006, deltathree reported record GAAP net income of $507,000 or $0.02 per share compared to a GAAP net loss of $854,000 or $(0.03) per share for the full year 2005 period. deltathree reported a GAAP net loss for the fourth quarter of 2006 of $107,000 or $(0.00) per share as compared to GAAP net income of $22,000 or $0.00 per share in the fourth quarter of 2005 and GAAP net income of $30,000 or $0.00 per share for the third quarter of 2006.

Full year 2006 gross margins were 36% as compared to 37% for the full year 2005 period. Gross margin for the fourth quarter of 2006 was 35% compared with a gross margin of 36% for the fourth quarter of 2005.

deltathree reported record adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, positive results for the full year 2006 of $2.0 million or $0.07 per share compared to adjusted EBITDA of $703,000 or $0.02 per share for full year 2005. Adjusted EBITDA for the fourth quarter of 2006 totaled $224,000 or $0.01 per share, compared to adjusted EBITDA of $291,000 or $0.01 per share in the fourth quarter of 2005 and $409,000 or $0.01 per share in the sequential quarterly comparison.

deltathree defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Operations included in this press release.

As of December 31, 2006, deltathree held approximately $16.9 million in cash, cash equivalents, short and long-term investments as well as restricted cash. This represents an increase of $1.2 million during 2006 compared to the $15.7 million held as of December 31, 2005.

During the fourth quarter of 2006 the number of deltathree active accounts increased to 425,000 covering consumer and service provider end user accounts, up from 306,000 active accounts as of the end of the third quarter of 2006. Active accounts are considered those that made or received a call during the quarter. During the same period, deltathree carried approximately 160.5 million retail minutes of VoIP traffic flow across its network from consumers and service providers, an increase from the 141.2 million carried during the third quarter of 2006.

deltathree Operational Review

Shimmy Zimels, President and Chief Executive Officer of deltathree, stated, “Fiscal 2006 was a year filled with significant milestones as deltathree reported record revenue, GAAP net income, adjusted EBITDA and cash flow from operating activities. With the launch of several new Hosted Consumer VoIP Solution deals and increased marketing promotions in new target markets during the quarter deltathree experienced solid growth in the total number of customer accounts as well as the number of minutes of traffic across our network. As an indication of the leverage within our VoIP network infrastructure, deltathree was able to successfully carry higher levels of traffic across our network, while increasing year-over-year revenues by 28% and reducing capital expenditures by 36%. While our fourth quarter top and bottom line came in slightly below plan we feel confident that the progress made during the quarter as well as the strong year-over-year growth in revenue and profitability sets a strong foundation for the new fiscal year.”

“As we look ahead to 2007, deltathree is advancing several key strategic initiatives to broaden our customer base and expand our presence as a leading VoIP solutions provider around the world. Significantly within these key initiatives is our recently announced acquisition of the service provider and consumer VoIP businesses of Go2Call. These businesses align directly with deltathree’s current strategic focus and allow us to accelerate our penetration to new service providers as well as geographic markets. This acquisition will positively impact our 2007 revenues and net income. In terms of organic growth initiatives, we are focusing on expanding current as well as new target markets. Among these efforts, we continue to make excellent progress with a leading global consumer hardware manufacturer to support their plans to integrate VoIP into their offerings and expect to make a formal launch announcement in the weeks ahead. Overall, for 2007 deltathree has never been in a better position to leverage its enhanced worldwide presence in the global VoIP service provider and consumer markets,” concluded Mr. Zimels.

deltathree Financial Guidance

deltathree currently anticipates full year 2007 revenues to be in the range of $44.0 million to $47.0 million, as compared to full year 2006 revenues of $38.0 million.

The aforementioned guidance includes the acquisition of the service provider and consumer businesses of Go2Call.com, Inc. which was completed on February 19th, 2007. The acquisition is expected to positively impact deltathree’s financial results on a full year basis as deltathree transitions the Go2Call.com service provider and end-user customer base.

Conference Call Details

The deltathree fourth quarter and full year 2006 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, March 1, 2007. Investors are invited to listen to the live call by dialing 1-800-288-8960 in the United States or by dialing 1-612-332-1210 when calling internationally. Investors worldwide can also listen to the call live via deltathree’s Website, http://www.deltathree.com. Please go to the Website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate Website.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that the adjusted EBITDA, or earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization, information contained in this press release and the attached financial information is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a leading provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions, and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the Service Provider / Reseller channel and the iConnectHere direct-to-consumer channel. deltathree’s advanced solutions offer service providers and resellers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment including: project planning and implementation; network management; soft switch applications; a variety of VoIP hardware devices; web development; management tools; and a full suite of back office services. iConnectHere, deltathree’s direct-to-consumer offering, provides award-winning VoIP products directly to consumers and small businesses online using the same primary platform.

For more information about deltathree please visit our website: www.deltathree.com

For more information about iConnectHere, visit our web site at http://www.iConnectHere.com

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements, including expectations relating to our acquisition of the assets from Go2Call and expected synergies. Among the factors that could cause actual results to differ are: our failure to successfully integrate Go2Call assets and certain personnel into our business and achieve expected synergies; our failure to retain key customers and to retain certain personnel; uncertainty of our future profitability; our ability to expand our revenues from multiple sources and customer bases; our ability to obtain additional capital to finance operations and grow our business; decreasing rates of all related telecommunications services, which could prevent our future profitability; our limited operating history; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to handle a large number of simultaneous calls; our ability to maintain and operate our computer and communications systems, without interruptions or security breaches; our ability to operate in international markets; our ability to retain key personnel to support our products and ongoing operations; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risk factors contained in deltathree's periodic reports on file with the SEC and available on the Internet at http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Investor Relations Contact:	Media Relations Contact:
Erik Knettel	Susan Park
The Global Consulting Group	deltathree, Inc.
(646) 284-9415	(212) 500-4836
ir@deltathree.com	pr@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)
	December 31,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$3,790	$3,847
Restricted cash and Short-term investments	12,067	10,648
Accounts receivable, net	1,286	703
Prepaid expenses and other current assets	444	612
Inventory	155	242

Total current assets	17,742	16,052

Restricted cash and long-term investments	$1,085	$1,216
	1,085	1,216

Property and equipment:
Telecommunications equipment	18,147	18,028
Furniture, fixtures and other	639	583
Leasehold improvements	4,677	4,653
Computers hardware & software	8,474	8,019
	31,937	31,283
Less - accumulated depreciation	(28,479)	(27,152)
Property and equipment, net	3,458	4,131

Deposits	110	105
Total assets	$22,395	$21,504

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,916	$3,904
Deferred revenues	1,099	344
Other current liabilities	1,545	1,540

Total current liabilities	5,560	5,788

Long-term liabilities:
Severance pay obligations	217	155

Total liabilities	5,777	5,943

Commitments and Contigencies

Stockholders' equity:
Class A common stock, $0.001 par value	30	30
Additional paid-in capital	168,030	167,690
Accumulated deficit	(151,442)	(151,949)
	16,618	15,771
Treasury stock at cost : 257,600 shares
as of December 31, 2005	-	(210)
Total stockholders' equity	16,618	15,561
Total liabilities and stockholders' equity	$22,395	$21,504

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005

Revenues	$8,701	$9,078	$37,953	$29,714

Costs and operating expenses:
Cost of revenues	5,684	5,825	24,375	18,698
Research and development expenses	958	875	4,043	3,228
Selling and marketing expenses	1,207	1,263	4,956	4,173
General and administrative expenses	731	824	3,088	2,912
Depreciation and amortization	404	385	1,543	1,931

Total costs and operating expenses	8,984	9,172	38,005	30,942

Loss from operations	(283)	(94)	(52)	(1,228)

Interest income, net	181	116	620	418

Income (Loss) before income taxes	(102)	22	568	(810)

Income taxes	5	-	61	44

Net income (loss)	$(107)	$22	$507	$(854)

Basic net Income (loss) per share	$(0.00)	$0.00	$0.02	$(0.03)

Diluted net Income (loss) per share	$(0.00)	$0.00	$0.02	$(0.03)

Basic weighted average number of shares oustanding	29,807,755	29,726,732	29,771,470	29,671,820

Diluted weighted average number of shares oustanding	29,807,755	29,726,732	30,129,011	29,671,820

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)
	Year ended December 31, ($ in thousands)
	2006	2005

Cash flows from operating activities:
Net income (loss) for the period	$507	($854)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,543	1,931
Amortization of deferred compensation	480	-
Capital gain, net	(1)	-
Liability for severance pay, net	62	51
Provision for losses on accounts receivable	25	-
Changes in operating assets and liabilities;
Increase in accounts receivable	(608)	(378)
Decrease (increase) in other current assets	168	(84)
Decrease (increase) in inventory	87	(49)
(Decrease) increase in accounts payable	(988)	203
Increase (decrease) in deferred revenues	755	(109)
Increase (decrease) in current liabilities	5	(494)
	1,528	1,071
Net cash provided by operating activities	2,035	217

Cash flows from investing activities:
Purchase of property and equipment	(883)	(1,376)
Proceeds from sale of property and equipment	14	-
Long-term investments, net	131	(121)
Short-term investments, net	(1,419)	(121)
Net change in deposits	(5)	2
Net cash used in investing activities	(2,162)	(1,616)

Cash flows from financing activities:
Proceeds from exercise of employee options	70	390
Net cash provided by financing activities	70	390

Decrease in cash and cash equivalents	(57)	(1,009)
Cash and cash equivalents at beginning of year	3,847	4,856
Cash and cash equivalents at end of year	3,790	3,847

Supplemental disclosures of cash flow information:
Cash paid for:
Taxes	$68	$21

Supplemental schedule of non cash investing and financing activities:
Acquisition of fixed assets on credit	$0	$44
Cancellation of shares	$210	$0

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
($ in thousands, except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2006	2005	2006	2005

Net Profit (loss)	$(107)	$22	$507	$(854)

Depreciation	404	385	1,543	1,931
Stock Based Compensation	103	-	480	-
Interest Income	(181)	(116)	(620)	(418)
Taxes	5	-	61	44

Adjusted EBITDA	$224	$291	$1,971	$703

Basic adjusted EBITDA per share	$0.01	$0.01	$0.07	$0.02

Diluted adjusted EBITDA per share	$0.01	$0.01	$0.07	$0.02

Basic weighted average number of shares oustanding	29,807,755	29,726,732	29,771,470	29,671,820

Diluted weighted average number of shares oustanding	29,807,755	29,726,732	30,129,011	29,671,820

Adjusted EBITDA (earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization)